UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

May 3, 2006
Date of Report (Date of earliest event reported)

Arch Capital Group Ltd.
(Exact name of registrant as specified in its charter)

Bermuda	0-26456	N/A
(State or other	(Commission File Number)	(I.R.S. Employer
jurisdiction of		Identification No.)
incorporation or
organization)

Wessex House, 45 Reid Street, Hamilton HM 12, Bermuda
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:
(441) 278-9250

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act  (17 CFR 240.14d-2(b))
☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act  (17 CFR 240.13e-4(c))

ITEM      8.01        Other Events.

On February 23, 2006 and May 3, 2006, the Board of Directors of Arch Capital Group Ltd. (“ACGL’’) declared dividends with respect to the outstanding 8,000,000 shares of its 8.00% Non-Cumulative Preferred Shares, Series A, $0.01 per share (the “Preferred Shares”), with a liquidation preference of $25.00 per share for the dividend period from February 1, 2006 through May 14, 2006, in an aggregate amount of $4,622,223, to be payable out of lawfully available funds for the payment of dividends under Bermuda law on May 15, 2006 to holders of record as of May 1, 2006.

In addition, effective June 30, 2006 and August 14, 2006, respectively, the Board of Directors of ACGL declared additional partial dividends with respect to the outstanding Preferred Shares for the partial dividend periods from May 15, 2006 through June 30, 2006 and July 1, 2006 through August 14, 2006, in aggregate amounts of $2,044,444 and $1,955,556, respectively, in each case, to be payable out of lawfully available funds for the payment of dividends under Bermuda law on August 15, 2006 to holders of record as of August 1, 2006, unless determined otherwise by the Board or the Executive Committee of the Board on or prior to the applicable effective date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned.

ARCH CAPITAL GROUP LTD.

Date: May 5, 2006	By	/s/ John D. Vollaro
		Name:	John D. Vollaro
		Title:	Executive Vice President, Chief Financial Officer and Treasurer